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                                                                    Exhibit 3(A)

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             FIRSTMERIT CORPORATION
                               As of April 8, 1998



         FIRST: The name of the Corporation shall be FIRSTMERIT CORPORATION.

         SECOND: The place in Ohio where its principal office is to be located is in the City of Akron in Summit County, but the Corporation may establish and maintain its principal office, or other offices, at other places in the United States of America, as its Board of Directors may, from time to time, determine.

         THIRD: The purposes for which the Corporation is formed are as follows:

                  (a) To engage in business as a "bank holding company" in accordance with the provisions of The Bank Holding Company Act of 1956 (Pub. Law 511, 84th Cong. 2d Sess., approved May 9, 1956), as amended (hereinafter referred to as the "Act"), and in furtherance thereof to purchase or otherwise acquire, own, hold for investment and otherwise deal with or dispose of real and personal property of every kind, type and description, wherever situated, and securities, including but not limited to its own securities and the securities of "banks," "companies" and other "bank holding companies," as those terms are defined in the Act, to render services and otherwise engage in any and all activities pertinent and appropriate to the operation of a bank holding company; provided, however, that the Corporation shall not own or hold properties or securities, render any services or engage in any activities which are prohibited by the Act, or the regulations promulgated by the Board of Governors of the Federal Reserve System thereunder, as amended from time to time.

                  For the purpose of this paragraph, "securities" shall mean any and all stocks, bonds, debentures, notes, acceptances, evidences of indebtedness or other obligations, certificates of interest or participation in any property or ventures, scrip, interim receipts, voting trust certificates, any interests or instruments commonly known as securities, and any and all certificates of interest or participation in, or of deposit of, any of the foregoing, or receipts for, guaranties of, or warrants or rights to subscribe for or purchase the same.

                  (b) In general, to engage in any other lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code to the extent that such act or activity is not prohibited by the Act, or the regulations promulgated thereunder, as amended from time to time.



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         FOURTH:

         PART A. CLASSES OF STOCK

         The maximum number of shares which the Corporation is authorized to issue and to have outstanding at any time shall be One Hundred and Sixty-Seven Million, which shall be classified as follows:

                  (a) One Hundred and Sixty Million (160,000,000) of said shares shall be Common Stock, without par value; and

                  (b) Seven Million (7,000,000) of said shares shall be Series Preferred Stock with out par value (no par value Preferred Stock).

         PART B. SERIES A PREFERRED STOCK

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be five hundred thousand (500,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

                  (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, no par value, (the "Common Stock") of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or

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         fraction of a share of Series A Preferred Stock. In the event the
         Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this
         Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         SECTION 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any

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         time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4. CERTAIN RESTRICTIONS.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;


                           (iii) redeem or purchase or otherwise acquire for
                  consideration

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                  shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for
                  consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are

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entitled upon such liquidation, dissolution or winding up. In the event the
Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

         SECTION 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         SECTION 10. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special Rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         PART C. EXPRESS TERMS OF NO PAR VALUE PREFERRED STOCK


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         The express terms and provisions of the no par value Preferred Stock shall be as follows:

         SECTION 1. DESIGNATION. All shares of no par value Preferred Stock shall be of equal rank and shall be identical except in respect to the particulars as may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical in all respects with all other shares of such series, except as to the date from which dividends are cumulative.

         The Board of Directors is hereby authorized in respect of any unissued shares of no par value Preferred Stock to fix or change:

                  (a) The division of such shares into series, the designation of each series (which may be by distinguishing number, letter or title) and the authorized number of shares in each series, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of shares thereof outstanding) by like action of the Board of Directors;

                  (b) The annual dividend rates of each series;

                  (c) The dates at which dividends, if declared, shall be Payable;

                  (d) The redemption rights and price or prices, if any, for shares of the series;

                  (e) The terms and amounts of any Sinking Fund provided for the purchase or redemption of shares of the series;

                  (f) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                  (g) Whether the shares of the series shall be convertible into Common Stock and, if so, the conversion price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made; and

                  (h) Restrictions on the issuance of shares of the same series or of any other class or series.

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS. The holders of the no par value Preferred Stock of each series shall be entitled to receive out of any funds legally available for no par value Preferred Stock as and when declared by the Board of Directors, dividends in cash at the rate for such series fixed by the Board of Directors in the manner set forth in Section 1 hereof and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date of issuance thereof. No dividends may be paid or declared or set apart for any of the no par value Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period,

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ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all no par value Preferred Stock, of all series then issued and outstanding and entitled to receive such dividend.

         SECTION 3. CERTAIN RESTRICTIONS. In no event, so long as any no par value Preferred Stock shall be outstanding, shall any dividends, except a dividend payable in Common Stock, be paid or declared or any distribution be made, except as aforesaid, on the Common Stock, nor shall any Common Stock be purchased, retired or otherwise acquired by the corporation:

                  (a) Unless all accrued and unpaid dividends on no par value Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid, or a sum sufficient for payment thereof set apart; and

                  (b) Unless there shall be no arrearages with respect to the redemption of no par value Preferred Stock of any series from any Sinking Fund provided for shares of such series by the Board of Directors in the manner set forth in Section 1 hereof.

         SECTION 4. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) Subject to the provisions hereof, the holders of the no par value Preferred Stock of any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, be entitled to receive in full out of the assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock the amounts fixed with respect to shares of such series in accordance with the decision of the Board of Directors in the manner set forth in Section 1 hereof plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amounts due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation.

                  (b) The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property of the corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 4.

         SECTION 5. VOTING RIGHTS. The holders of no par Preferred Stock shall be entitled at all times to one (1) vote for each share; and, except as required by law, the holders of such no par value Preferred Stock and the holders of Common Stock of the corporation shall vote together as one (1) class on all matters.


         FIFTH: The authority of this Corporation, its shareholders and directors, is subject to the following:


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                  (a) No holder of shares of this Corporation, regardless of class, shall be entitled as a matter of right to exercise any preemptive rights, to subscribe for or to purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities which are convertible into or exchangeable for shares of the Corporation, regardless of class, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of the Corporation, regardless of class, except such rights to subscribe for or purchase, at such prices and according to such terms and conditions as the Board of Directors may, from time to time, approve and authorize in its sole discretion.

                  (b) The Corporation may purchase its shares, regardless of class, from time to time, and upon such terms and conditions as the Board of Directors shall determine; provided, however, that the Corporation shall not purchase any of its shares if, after such purchase, its assets would be less than its liabilities plus stated capital and unless the Corporation first complies with Section 225.6 of Regulation Y, 12 C.F.R. 225.6, as promulgated and amended, from time to time, by the Board of Governors of the Federal Reserve System, to the extent that such regulation may be applicable to the purchase.

                  (c) No shareholder shall have the right to vote cumulatively in the election of directors.

         SIXTH: The Corporation may indemnify any director or officer, any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law, as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.




         SEVENTH:

                  (a) Except as otherwise expressly provided in this Article SEVENTH, any Business

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         Combination (as hereinafter defined) with an Interested Party (as hereinafter defined) or any Affiliate (as hereinafter defined) thereof shall require the affirmative vote of at least eighty percent (80%) of the outstanding shares of each class of capital stock of the Corporation issued and outstanding and entitled to vote as a class and a majority of each class of those shares of capital stock of the Corporation issued and outstanding and entitled to vote as a class other than those shares beneficially owned by an Interested Party and any Affiliate thereof. For the purpose of this Article SEVENTH, an "Interested Party" is defined as a corporation, person or entity that, together with all Affiliates thereof, is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the shares of any class of capital stock of the Corporation issued and outstanding and entitled to vote.

                  (b) The provisions of this Article SEVENTH set forth in paragraph (a) hereof shall not apply to any Business Combination:

                           (1) with an Interested Party if the Board of
                  Directors of the Corporation shall have approved, by resolution, a memorandum of understanding or agreement with such Interested Party, a transaction substantially consistent with such Business Combination prior to or simultaneously at the time such Interested Party, together with all Affiliates thereof, became the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of the outstanding shares of capital stock of the Corporation; or

                           (2) (i) which has been approved at any time before
                  consummation thereof by a two-thirds (2/3) vote of the total membership of the Board of Directors of the Corporation and a majority of the Continuing Directors (as hereinafter defined) of the Corporation at the time of said vote; and

                           (ii) which provides for a price to be paid in cash
                  for the shares of capital stock of the Corporation in an amount not less than the highest price, including commissions, previously paid by such Interested Party for any of the shares of the Corporation's capital stock of that class.

                  (c) For the purposes of this Article SEVENTH: (1) an Interested Party shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation if such Interested Party would be deemed the beneficial owner of such shares under the General Rules and Regulations of the Securities Exchange Act of 1934 as presently in effect, and (2) the term "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of such Rules and Regulations as presently in effect.

                  (d) A majority of the Continuing Directors shall determine for the purposes of this Article SEVENTH, on the basis of information then known to it, whether (1) any Interested Party beneficially owns, together with its Affiliates, directly or indirectly, ten percent (10%)

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         or more of a class of the outstanding shares of capital stock of the
         Corporation entitled to vote as a class, (2) any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation, (3) the memorandum of understanding or agreement referred to above is substantially consistent with the transaction to which it relates, and (4) if an Interested Party purchases capital stock for consideration other than cash, the "price" paid by the Interested Party for such capital stock. A corporation, person or other entity purchasing shares of capital stock of any class directly from the Corporation shall not be deemed an Interested Person by reason of such purchase if such determination is not made later than simultaneously with such purchase. Any such determination by the Continuing Directors shall be conclusive and binding for all purposes of this Article SEVENTH.

                  (e) A Business Combination, for the purposes of this Article SEVENTH, shall mean:

                           (1) any merger or consolidation of the Corporation,
                  or a subsidiary of the Corporation, into or with any other person, corporation or entity; or

                           (2) any sale, lease, mortgage, pledge, transfer or
                  other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity; or

                           (3) any reclassification of securities (including a
                  reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any corporation, person or other entity; or

                           (4) the issuance or transfer by the Corporation or
                  any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary to any corporation, person or entity of a number or amount of securities equal to five percent (5%) or more of the then outstanding number or amount of any class of the Corporation's securities to a corporation, person or other entity; or

                           (5) the adoption of any plan as proposed for
                  liquidation or dissolution of the Corporation proposed by or on behalf of any corporation, person or entity.

                  (f) For the purposes of this Article SEVENTH, the term Continuing Directors shall mean those members of the Board of Directors of the Corporation (1) elected by the shareholders, or otherwise appointed, prior to the time when the Interested Party and any

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         Affiliate acquired four percent (4%) of the shares of a class of the capital stock of the Corporation issued and outstanding and entitled to vote or (2) a person recommended to succeed a Continuing Director by a majority of the Continuing Directors.

                  (g) This Article SEVENTH may not be amended or repealed except by the affirmative vote of the holders of at least eighty percent (80%) of the shares of each class of capital stock of the Corporation issued and outstanding and entitled to vote as a class, and a majority of those shares of each class of capital stock of the Corporation issued and outstanding and entitled to vote as a class other than those shares beneficially owned by an Interested Party and any Affiliate thereof; provided, however, that the only vote required for amendment or repeal shall be the affirmative vote of the holders of two-thirds (2/3) of such issued and outstanding shares if the Board of Directors of the Corporation proposes the amendment or repeal by resolution approved by seventy-five percent (75%) of the total membership of the Board of Directors and a majority of the Continuing Directors.

         EIGHTH: These Amended and Restated Articles of Incorporation shall supercede the existing articles of incorporation and amendments thereto.

Revised April 8, 1998











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